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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 2, 2000


                                 METROCALL, INC.
             (Exact Name of Registrant as Specified in its Charter)

            Delaware                      0-21924                         54-1215634
            --------                      -------                         ----------
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer Identification No.)
        incorporation)


  6677 Richmond Highway, Alexandria, Virginia                     22306
  -------------------------------------------                     -----
    (Address of principal executive offices)                    (Zip Code)


       Registrant's telephone number, including area code: (703) 660-6677



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Item 5 - Other Events.

     EXCHANGE OF SERIES C CONVERTIBLE PREFERRED STOCK (SERIES C PREFERRED)

     On February 2, 2000, Metrocall and AT&T Wireless Services, Inc. (Wireless) entered into a Securities Exchange Agreement under which Wireless, as the sole holder of Metrocall's Series C Preferred, agreed to exchange 10,378 shares of Series C Preferred, representing all of the issued and outstanding shares of the Series C Preferred, into 13,250,000 shares of Metrocall common stock and, if applicable, non-voting common stock equivalents in the form of a new series of Metrocall preferred stock. Voting interests of Wireless will be limited to 19.9% of the total outstanding Metrocall common stock. To the extent 13,250,000 shares of Metrocall common stock exceeds 19.9% of the total issued and outstanding Metrocall common stock, Wireless will receive shares of Series D Non-Voting Participating Convertible Preferred Stock (the Series D Preferred). The Series D Preferred will have rights substantially equivalent to those of the common stock, except that it will have limited voting rights. Wireless may convert the Series D Preferred shares at any time. Metrocall has the right to convert the Series D Preferred into common stock so long as the number of converted shares of common stock does not exceed 20% of the issued and outstanding common stock at the time of the conversion.

     The consummation of the exchange is subject to the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the HSR Act), and the receipt of any required consent of the Federal Communications Commission (FCC) and other customary closing conditions.

     Wireless has agreed to deliver to Metrocall an irrevocable proxy granting a person designated by Metrocall full power and authority, for one year commencing on the consummation of the exchange, to vote all shares of Metrocall common stock that Wireless receives from the exchange in accordance with the recommendation of the Board of Directors for Metrocall. This proxy will not apply to any matter to which a holder of the Series D Preferred has the right to vote under the Certificate of Designation for that series or applicable law.

     Wireless has limited rights to sell all or a portion of the shares it receives from the exchange at any time more than six months after consummation of the exchange in privately negotiated sales to any person or group that Metrocall and Wireless has not designated as restricted and subject to Metrocall's right of negotiation and the transferee's consent to be bound by the Securities Exchange Agreement. In addition, Wireless may sell all or portion of the shares of Metrocall common stock it receives from the exchange at any time more than twelve months after consummation of the exchange in one or more sales in any available over-the-counter market for the common stock and/or through any exchange on which the common stock is then traded, subject to the following permitted period sales:



             PERIOD (AFTER CONSUMMATION)                        PERMITTED SALES
   -----------------------------------------------------------------------------
                   12 months - 18 months                       2,650,000 shares
   -----------------------------------------------------------------------------
                   18 months - 24 months                       2,650,000 shares
   -----------------------------------------------------------------------------
                   24 months - 30 months                       2,650,000 shares
   -----------------------------------------------------------------------------
                         After 30 months                       5,300,000 shares
   -----------------------------------------------------------------------------


     Upon consummation of the exchange, Metrocall has agreed to register for resale the shares of Metrocall common stock Wireless receives from the exchange 180 days after consummation of the exchange.



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     The Series C Preferred had an accrued liquidation preference of approximately $104.8 million at December 31, 1999. Metrocall issued the Series C Preferred to Wireless in connection with Metrocall's acquisition on October 2, 1998 of Wireless' Advanced Messaging Division.

     COMMON STOCK INVESTMENTS

     On February 2, 2000, Metrocall entered into common stock purchase agreements with each of three equity investors: PSINet Inc. (PSINet), Aether Systems, Inc. (Aether) and HMTF Bridge MC I, LLC, an affiliate of Hicks, Muse, Tate & Furst Incorporated (HMT&F). Each of the three companies will acquire approximately 7.8 million shares of common stock, which would amount to 9.9% of Metrocall's issued and outstanding shares of common stock after giving effect to the completion of these investments and exchange of the Series C Preferred discussed above. Each investor will pay $2.19 per share or a total of approximately $17.0 million. Each of the three entities will have the right to nominate a representative to Metrocall's Board of Directors. Metrocall will use the proceeds from the sale of its common stock to reduce outstanding debt.

     Each transaction is subject to the completion of Series C Preferred exchange, the expiration of the applicable HSR waiting period, the receipt of any required consent of the FCC, the completion of the other common stock equity investments and other customary closing conditions.

     Metrocall also granted HMT&F two options to purchase additional shares of Metrocall common stock. Metrocall granted an option to purchase 8,333,333 shares of common stock (Option I), at an exercise price of $3.00 per share, subject to adjustment under certain events. Option I may be exercised by HMT&F in whole but not in part, at any time on or before the first anniversary of the closing. Metrocall also granted HMT&F (i) an option to purchase 12,500,000 shares of common stock at an exercise price of $4.00 per share plus, (ii) if HMT&F has not exercised Option I, 8,333,333 shares of common stock at an exercise price per share of $3.00, in each case subject to adjustment under certain events (collectively, Option II). Option II may be exercised in whole or in part but only in connection with the issuance of new equity for cash to finance a business combination or acquisition (by means of merger, consolidation, exchange, or acquisition of assets, or otherwise) involving Metrocall or any of its subsidiaries and an aggregate transactional consideration to the other entity or its equity and debt holders or to Metrocall and its equity and debt holders having a fair value (as determined in good faith by Metrocall's Board of Directors) of at least $50,000,000 (a Qualified Transaction). Option II will terminate on the second anniversary of the closing, except that it can be extended if there are pending active discussions with respect to a potential Qualified Transaction or material changes in the terms of a Qualified Transaction. The Option I and Option II transactions are subject to the expiration of the applicable HSR Act waiting period, the receipt of any required consent of the FCC, and other customary closing conditions.

     PSINet and Aether will each deliver to Metrocall irrevocable proxies pursuant to which their respective shares will be voted for the nominees of Metrocall's Board of Directors for the election to the Board for the twelve month period following the closing. PSINet and Aether will not, directly or indirectly, sell, transfer or otherwise dispose of their shares for a period of twelve months after the closing, with certain exceptions, unless the investor has first delivered to Metrocall an offer for Metrocall to repurchase such shares.

     Each of the three equity investors also agreed to certain limitations, for a period of twenty-four months after the closing. These limitations include the following: each investor will not, directly or indirectly, (i) increase its beneficial ownership of any securities or rights or options to acquire beneficial ownership of any securities of Metrocall, except by way of stock dividends, stock splits or distributions made by Metrocall to holders of common stock (Aether may acquire up to 15% of the issued and outstanding common stock, and HMT&F may acquire up to 15% of the issued and outstanding common stock, which 15% ownership limit does not include the shares issuable under or purchased pursuant to the Option Agreement); (ii) make any public announcement with respect to or submit to Metrocall any proposal for the acquisition of securities of Metrocall or for any merger, consolidation, or business


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combination involving Metrocall or its affiliates or for a any purchase of a substantial portion of the assets of Metrocall or its affiliates; (iii) make, or in any way participate in, any "solicitation" of "proxies" to vote any voting securities of Metrocall or become a participant in any "election contest" (as those terms are defined in Regulation 14A under the Securities Exchange Act of 1934, as amended (the Exchange Act)); (iv) form, join, or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of Metrocall; or (v) seek to influence or influence the management or policies of Metrocall, with the exception of the investor's designee on the Board of Directors may act to take action in his capacity as a director of Metrocall.

     INCISCENT

     Metrocall has established a technology-based joint venture named Inciscent, Inc. On February 8, 2000, the following investors entered into an agreement to purchase a percentage of the Series A Convertible Preferred Stock of Inciscent, for cash, notes and/or services totaling an aggregate value of $30 million. The ownership splits for the preferred stock will be as follows:

                  Metrocall, Inc.                             50.00%
                  Aether Systems, Inc.                        33.00%
                  PSINet Inc.                                 6.33%
                  Hicks, Muse, Tate & Furst Incorporated      6.33%
                  DB Capital Partners, Inc.                   2.67%
                  Other investors                             1.67%

     The investments by Aether Systems, PSINet, and HMT&F are in addition to their investments in Metrocall. Inciscent will have a seven person board of directors, three of whom will be appointed by Metrocall, two by Aether Systems, and one each by PSINet and HMT&F.

     Inciscent, Inc. is a full service business-to-business wired-to-wireless application service provider (ASP) that will offer a suite of technology services to small office/home office (SOHO) and small to medium-sized businesses. These services will include broadband Internet access, domain hosting, e-mail services, auction notification and confirmation, data solutions and wireless e-mail.

     ADJUSTMENT TO WARRANTS

     On November 15, 1996, Metrocall issued 159,600 warrants to purchase an aggregate of 2,915,254 shares of common stock at an exercise price per share of $7.40. In connection with the issuance of the warrants, Metrocall registered 2,915,254 shares of its common stock for resale on a Form S-3 filed on December 31, 1996. As a result of the common stock investments described above, the exercise price of the warrants and the number of shares of common stock that may be purchased upon exercise of the warrants have been adjusted. The exercise price of the warrants is reduced to $2.74 per share. The number of shares of common stock that may be purchased upon exercise has been increased to 2,957,529. The exercise price of the warrants and number of shares of common stock that may be purchased upon exercise of the warrants may be adjusted in the future as a result of anti-dilution and other provisions of the warrants.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       METROCALL, INC.

                                       By: /s/ Vincent D. Kelly
                                           -----------------------------
                                                 Vincent D. Kelly
                                       Chief Financial Officer and Treasurer

Date:  February 11, 2000




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